UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT
(Amendment No. 2)

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2011 (January 10, 2011)

CHINA POWER TECHNOLOY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34230	22-3969766
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 12, Gongyuan Road
Kaifeng City, Henan Province 475002
People’s Republic of China
(Address of Principal Executive Offices)

(86) 378 299 6222
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

The registrant is filing this Amendment No. 2 to its Current Report on Form 8-K to disclose that it no longer intends to engage Ernst & Young Hua Ming as its independent registered public accounting firm.

Item 4.01.    Changes in Registrant’s Certifying Accountant.

As previously disclosed, on January 10, 2011, the board of directors of China Power Technology, Inc. (the “Company”) approved the appointment of Ernst & Young Hua Ming (“EY”) as its independent registered public accounting firm for the fiscal year ending December 31, 2011, subject to acceptance of the appointment by EY. The Company never formally engaged EY as its independent registered public accounting firm. On May 9, 2011, the audit committee of the board of directors of the Company approved the appointment of Marcum Bernstein & Pinchuk LLP (“MarcumBP”) as its independent registered public accounting firm. Accordingly, the Company does not intend to engage EY as its independent registered public accounting firm for fiscal year 2011. The Company is filing a separate Current Report on Form 8-K to disclose the appointment of MarcumBP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Power Technology, Inc.

Date: May 12, 2011

/s/ Simon D. Liu
Name: Simon D. Liu
Title: Chief Financial Officer